Exhibit 99.2

BANK FIRST NATIONAL CORPORATION

2011 EQUITY PLAN

RESTRICTED STOCK AWARD AGREEMENT

(NON-EMPLOYEE DIRECTOR)

As a non-employee director of Bank First Corporation (“BFC”) you are hereby granted the right to earn the following:

1.	Name of Grantee:	Director

2.	Date of Grant:	March 2, 2020

3.	Type of Equity Granted:	Restricted Stock

4.	Number of Equity Shares Granted:	XXX

5.	Fair Market Value per Share:	$$

6.	Vesting Schedule:	The Restricted Stock awarded hereunder vests at 100% on the first anniversary of the Date of Grant.

7.	Summary of Grant:	The grant is governed by the terms of the Bank First National Corporation 2011 Equity Plan, as amended (the “Plan”). A copy of the Plan is available by contacting Sherry Jonet, Vice President of Human Resources. By accepting the grant, you agree to the terms of the Plan and this Award Agreement.

8.	Forfeitures	If your membership on the Board of Directors of BFC is terminated for Cause (as defined in the Plan) prior to the anniversary of the Date of Grant, the shares of Restricted Stock granted under this Award Agreement will be immediately forfeited. However, if your membership on the Board of Directors of BFC terminates for reasons other than Cause prior to the anniversary of the Date of Grant, the shares of Restricted Stock awarded shall be immediately vested.

Board of Directors Chairman Michael G. Ansay
Date:

Participant’s Acceptance

The undersigned hereby accepts the foregoing award and agrees to the terms and conditions hereof, including the terms and provisions of the 2011 Equity Plan. The undersigned hereby acknowledges receipt of a copy of the Company’s 2011 Equity Plan.

Participant

Name and Date